Exhibit 99.1

UNITY Biotechnology Announces Appointment of Accomplished Finance and

Operations Executive Michael Samar to the Board of Directors

SAN FRANCISCO, Calif., May 26, 2022 – UNITY Biotechnology, Inc. (“UNITY”) [NASDAQ: UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today announced that Michael Samar, current chief financial officer at Assembly Bio, has been appointed to the Company’s board of directors as its chair of the audit committee and a member of its compensation committee.

“We’re thrilled to add Michael to UNITY’s board of directors. With his strong background in biotech finance and operations, combined with an energetic fresh perspective and track record of execution, Michael’s strategic perspective will be vital as we focus on executing on our UBX1325 studies in DME and AMD and delivering key readouts this year,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY Biotechnology.

Mr. Samar currently serves as chief financial officer of Assembly Bio, having been promoted from SVP of finance and business operations. His prior experience includes serving as Vice President of Finance and Site Head for the South San Francisco facility at Acorda Therapeutics; Director of Financial Planning and Analysis at Onyx Pharmaceuticals; Senior Finance Director, Global Planning and Analysis at Agennix, and increasingly senior roles within finance at Johnson & Johnson Pharmaceutical R&D. Mr. Samar obtained his MBA from Villanova University and his BS in finance from Bryant University. He also serves as Treasurer on the Board of OUTbio Bay Area, Inc., a non-profit organization for LGBTQ+ professionals in the biotech and related industries.

Concurrent with Mr. Samar’s appointment, Graham K. Cooper has stepped down from the board of directors.

“Graham has been with UNITY through key parts of its evolution and has contributed enormously to the Company, especially as Chair of Audit Committee. On behalf of the entire UNITY team, I would like to thank him for his dedicated service and important contributions,” said Keith Leonard, chairman of the board of UNITY Biotechnology. “As we head into the key second half of 2022, we look forward to working closely with Michael and are delighted to welcome him to our board.”

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of UNITY in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 10, 2022, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Media

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Jason Spark

jason.spark@canalecomm.com

Investor Contact
LifeSci Advisors, LLC
Joyce Allaire
jallaire@lifesciadvisors.com